Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports First Quarter 2022 Financial Results

Announces $0.06 Net Income per Share and $0.27 Normalized FFO per Share for the First Quarter of 2022

First Quarter Highlights:

•Reported first quarter 2022 total revenue of $130.4 million, an increase of 15.0% over the prior year period.
•Generated first quarter net income per share of $0.06 on a fully diluted basis.
•Generated first quarter Normalized Funds From Operations (Normalized FFO) of $0.27 per share on a fully diluted basis.
•Completed an investment valued at $22.0 million to acquire a 49% membership interest in three properties through the Davis Joint Venture, consisting of our pro rata share of debt and a contribution of $8.0 million.
•First quarter MOB Same-Store Cash Net Operating Income growth was 2.0% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the first quarter 2022, paid on April 14, 2022.
•Disposed of one property for $2.0 million and recognized a net loss on the sale of approximately $0.2 million.
•Sold 259,977 common shares pursuant to the ATM program at a weighted average price of $18.93 during the first quarter, resulting in net proceeds of $4.9 million.

Subsequent Event Highlights:

•Disposed of a 17,213 square foot medical office building on April 22, 2022 for $6.4 million and recognized a net gain on the sale of approximately $3.7 million. This asset was classified as held for sale as of March 31, 2022.
•On April 26, 2022, the Company purchased a medical office facility comprising of 59,233 square feet in New Albany, Ohio for $27.7 million.

Milwaukee, WI - May 4, 2022 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the first quarter ended March 31, 2022.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “Physicians Realty Trust had a strong first quarter and has remained focused on disciplined capital allocation for the benefit of our shareholders. We believe our portfolio is built for long-term success by providing stable growth in all economic scenarios and will begin to capture additional upside in this inflationary environment. We look forward to sharing more about our first quarter performance during today’s conference call.”

First Quarter Financial Results

Total revenue for the first quarter ended March 31, 2022 was $130.4 million, an increase of 15.0% from the first quarter 2021. As of March 31, 2022, the portfolio was 95% leased, excluding one asset classified as held for sale.

Total expenses for the first quarter 2022 were $116.1 million, compared to total expenses of $95.1 million for the first quarter 2021.

Net income for the first quarter 2022 was $13.9 million, compared to net income of $17.8 million for the first quarter 2021.

Net income attributable to common shareholders for the first quarter 2022 was $13.1 million. Diluted earnings per share for the first quarter 2022 was $0.06 based on approximately 238.3 million weighted average common shares and operating partnership units (OP Units) outstanding.

Funds From Operations (FFO) totaled $63.4 million for the first quarter 2022 and consisted of net income plus depreciation and amortization on our consolidated portfolio of $47.1 million and our unconsolidated joint ventures of $2.4 million and $0.2 million from the loss on the sale of investment properties. This was partially offset by $0.2 million of other adjustments, resulting in FFO of $0.27 per share on a fully diluted basis. Normalized FFO, which adjusts for our share of changes in fair value of derivatives from unconsolidated investments, was $63.4 million, or $0.27 per share on a fully diluted basis.

Normalized Funds Available for Distribution (FAD) for the first quarter 2022, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, loan reserve adjustments, and our share of adjustments from unconsolidated investments was $61.5 million.

Our Medical Office Building (MOB) Same-Store portfolio, which includes 249 properties representing 85% of our consolidated leasable square footage, generated year-over-year MOB Same-Store Cash Net Operating Income (Cash NOI) growth of 2.0% for the first quarter 2022.

Other Recent Events

First Quarter Investment Activity

During the first quarter, the Company acquired a 49% membership interest in three properties through the Davis Joint Venture and funded a previous construction loan commitment of $0.9 million.

City Place Portfolio - Davis Joint Venture - On January 12, 2022, the Company contributed approximately $8.0 million to acquire a 49% interest in three properties located in Minnesota, comprising 107,886 square feet. These properties are 88% leased with a weighted average remaining lease term of 10.3 years. The aggregate investment value is $22.0 million, including $14.0 million of the Company’s pro rata share of joint venture debt. The first year yield on this investment is expected to be approximately 5.2%.

First Quarter Disposition Activity and Asset Held for Sale

During the first quarter 2022, the Company completed the disposition of one medical office building representing 9,997 square feet for approximately $2.0 million, realizing a net loss of approximately $0.2 million.

As of March 31, 2022, the Company classified one property, representing 17,213 square feet, as held for sale.

Capital Activity

During the first quarter 2022, the Company issued 259,977 shares pursuant to its at the market (ATM) program at a weighted average price of $18.93 for net proceeds of $4.9 million.

Dividend Paid

On March 18, 2022, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended March 31, 2022. The dividend was paid on April 14, 2022 to common shareholders and OP Unit holders of record as of the close of business on March 31, 2022.

Recent Acquisition and Disposition Activity

Since the first quarter 2022, the Company completed the acquisition of a medical office facility and disposed of one property that was classified as held for sale as of March 31, 2022. The Company sold the property for approximately $6.4 million and recognized a net gain on the sale of approximately $3.7 million.

New Albany Medical Center II - On April 26, 2022, the Company completed an investment for approximately $27.7 million to acquire a 59,233 square foot medical office facility located in New Albany, Ohio. This three-story building is 94.6% leased with a weighted average remaining lease term of 7.8 years and anchored by OrthoNeuro, a 20-physician orthopedic group. The first year yield on this investment is expected to be approximately 5.5%.

Leadership Team Promotions

We are proud to formally announce our Board of Trustees has promoted Mark Dukes to Senior Vice President, Asset Management. Mr. Dukes has led the day-to-day operations of our Asset Management team since 2016, helping strengthen our unique culture and cultivate strong relationships with our health care partners. He was also recently sworn in to serve as Chair and Chief Elected Officer of the Building Owners and Managers Association (BOMA) International, one of the highest honors in commercial real estate management.

IREM® CSP Designations Earned

The Company is proud to announce it has earned ten new IREM® Certified Sustainable Property (CSP) designations in 2021, reinforcing the Company’s ongoing commitment to expanding its environmental, social, and governance (ESG) practices. The IREM® CSP is a sustainability certification program that focuses on the role of exceptional real estate management through green building performance. IREM’s sustainability certification provides properties with recognition for resource efficiency and environmental initiatives. In total, the Company has earned 28 IREM CSP designations since 2019.

The Company is expecting to release its third annual Environmental, Social, and Governance (ESG) Report in June of 2022. The report will detail the Company’s ESG achievements and progress toward ongoing ESG goals.

Conference Call Information

The Company has scheduled a conference call on Wednesday, May 4, 2022, at 10:00 a.m. ET to discuss its financial performance and operating results for the first quarter ended March 31, 2022. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust First Quarter Earnings Call or passcode: 13727959. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning May 4, 2022, at 1:00 p.m. ET until June 4, 2022, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13727959. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning May 4, 2022, the Company’s supplemental information package for the first quarter 2022 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of March 31, 2022, owned approximately 95.0% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations. The information contained on our website is not a part of an is not incorporated by reference into this press release.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the Coronavirus and its variants, including the Delta and Omicron variants and any future variants which may emerge, (COVID-19) pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Rental revenues	$91,550	$80,395
Expense recoveries	35,126	27,560
Rental and related revenues	126,676	107,955
Interest income on real estate loans and other	3,714	5,384
Total revenues	130,390	113,339
Expenses:
Interest expense	16,823	13,715
General and administrative	10,293	9,465
Operating expenses	41,752	33,934
Depreciation and amortization	47,260	37,976
Total expenses	116,128	95,090
Income before equity in loss of unconsolidated entities and loss on sale of investment properties, net:	14,262	18,249
Equity in loss of unconsolidated entities	(166)	(420)
Loss on sale of investment properties, net	(153)	(24)
Net income	13,943	17,805
Net income attributable to noncontrolling interests:
Operating Partnership	(692)	(459)
Partially owned properties (1)	(159)	(152)
Net income attributable to controlling interest	13,092	17,194
Preferred distributions	—	(13)
Net income attributable to common shareholders	$13,092	$17,181
Net income per share:
Basic	$0.06	$0.08
Diluted	$0.06	$0.08
Weighted average common shares:
Basic	225,069,208	210,529,698
Diluted	238,340,243	217,322,425

Dividends and distributions declared per common share	$0.23	$0.23
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$235,216	$235,453
Building and improvements	4,612,574	4,612,561
Tenant improvements	89,768	86,018
Acquired lease intangibles	498,221	498,221
	5,435,779	5,432,253
Accumulated depreciation	(867,799)	(821,036)
Net real estate property	4,567,980	4,611,217
Real estate held for sale	2,113	1,964
Right-of-use lease assets, net	234,345	235,483
Real estate loans receivable, net	93,176	117,844
Investments in unconsolidated entities	75,669	69,793
Net real estate investments	4,973,283	5,036,301
Cash and cash equivalents	2,729	9,876
Tenant receivables, net	5,783	4,948
Other assets	134,248	131,584
Total assets	$5,116,043	$5,182,709
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$249,075	$267,641
Notes payable	1,464,358	1,464,008
Mortgage debt	179,886	180,269
Accounts payable	1,399	6,651
Dividends and distributions payable	56,689	57,246
Accrued expenses and other liabilities	79,013	86,254
Lease liabilities	104,739	104,957
Acquired lease intangibles, net	21,111	21,569
Total liabilities	2,156,270	2,188,595

Redeemable noncontrolling interests - partially owned properties	6,335	7,081

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 225,293,058 and 224,678,116 common shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2,253	2,247
Additional paid-in capital	3,615,884	3,610,954
Accumulated deficit	(814,492)	(776,001)
Accumulated other comprehensive income (loss)	487	(892)
Total shareholders’ equity	2,804,132	2,836,308
Noncontrolling interests:
Operating Partnership	148,226	150,241
Partially owned properties	1,080	484
Total noncontrolling interests	149,306	150,725
Total equity	2,953,438	2,987,033
Total liabilities and equity	$5,116,043	$5,182,709

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income	$13,943	$17,805
Earnings per share - diluted	$0.06	$0.08

Net income	$13,943	$17,805
Net income attributable to noncontrolling interests - partially owned properties	(159)	(152)
Preferred distributions	—	(13)
Depreciation and amortization expense	47,149	37,877
Depreciation and amortization expense - partially owned properties	(70)	(70)
Loss on sale of investment properties, net	153	24
Proportionate share of unconsolidated joint venture adjustments	2,383	2,197
FFO applicable to common shares	$63,399	$57,668
Proportionate share of unconsolidated joint venture adjustments	(8)	—
Normalized FFO applicable to common shares	$63,391	$57,668

FFO per common share	$0.27	$0.27
Normalized FFO per common share	$0.27	$0.27

Normalized FFO applicable to common shares	$63,391	$57,668
Non-cash share compensation expense	4,253	3,707
Straight-line rent adjustments	(2,154)	(2,725)
Amortization of acquired above/below-market leases/assumed debt	1,339	864
Amortization of lease inducements	225	264
Amortization of deferred financing costs	579	581
TI/LC and recurring capital expenditures	(5,663)	(5,638)
Loan reserve adjustments	3	(47)
Proportionate share of unconsolidated joint venture adjustments	(431)	(211)
Normalized FAD applicable to common shares	$61,542	$54,463

Weighted average number of common shares outstanding	238,340,243	217,322,425

	Three Months Ended March 31,
	2022	2021
Net income	$13,943	$17,805
General and administrative	10,293	9,465
Depreciation and amortization expense	47,260	37,976
Interest expense	16,823	13,715
Loss on sale of investment properties, net	153	24
Proportionate share of unconsolidated joint venture adjustments	3,422	3,511
NOI	$91,894	$82,496

NOI	$91,894	$82,496
Straight-line rent adjustments	(2,154)	(2,725)
Amortization of acquired above/below-market leases	1,349	880
Amortization of lease inducements	225	264
Loan reserve adjustments	3	(47)
Proportionate share of unconsolidated joint venture adjustments	(71)	(171)
Cash NOI	$91,246	$80,697

Cash NOI	$91,246	$80,697
Assets not held for all periods or held for sale	(12,353)	(1,822)
Hospital Cash NOI	(3,478)	(3,139)
Lease termination fees	(5)	—
Interest income on real estate loans	(2,199)	(4,107)
Joint venture and other income	(3,509)	(3,271)
MOB Same-Store Cash NOI	$69,702	$68,358

	Three Months Ended March 31,
	2022	2021
Net income	$13,943	$17,805
Depreciation and amortization expense	47,260	37,976
Interest expense	16,823	13,715
Loss on sale of investment properties, net	153	24
Proportionate share of unconsolidated joint venture adjustments	3,420	3,482
EBITDAre	$81,599	$73,002
Non-cash share compensation expense	4,253	3,707
Pursuit costs	74	20
Non-cash intangible amortization	1,575	1,128
Proportionate share of unconsolidated joint venture adjustments	(8)	—
Pro forma adjustments for investment activity	68	6
Adjusted EBITDAre	$87,561	$77,863

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. Our Normalized FFO computation includes our share of required adjustments from our unconsolidated joint ventures and our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to tenant improvements and leasing commissions, and cash payments from seller master leases and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.